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                          MANAGEMENT AGREEMENT

		THIS AGREEMENT is made as of September 27, 1999, between Vertex Industries, Inc., a New Jersey corporation (the
"Company") and Edwardstone & Company, Incorporated, a Delaware corporation ("EW").

		WHEREAS, EW has initiated a series of transactions on behalf of the Company including procuring adequate financing for it to purchase certain assets; and

		WHEREAS, the Company is engaged in the business of producing and selling systems utilized in the collection and processing of data, middleware, the identification of goods, services and individuals, solutions for the automation of warehouse operations and the integration of disparate computing systems and applications, and EW is experienced in business and organizational strategy, and financial and operational management; and

	WHEREAS, the Company desires to retain EW to procure the ongoing services of Messrs. Hugo Biermann and Nicholas Toms to provide investment banking, business and organizational strategy, and financial and management services to the Company, upon the terms and conditions hereinafter set forth, and EW is willing to undertake such obligations;

		NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties hereto agree as follows:

1.  Appointment.

		The Company hereby engages EW and EW hereby agrees under the terms and conditions set forth herein to procure certain services of Hugo Biermann and Nicholas Toms to the Company as described in Section 2 hereof.

2.  Duties of HHB and NT; Other Services.

		(a) EW shall procure on behalf of the Company the
services of Hugo Biermann and Nicholas Toms to act as Co-Chairmen
and Chief Executive Officers of the Company during the term of this agreement to provide the Company with business and
organizational strategy, and financial and investment management and leadership services. HHB and NT shall perform such management and other duties as reasonably requested from time to time by the Board of Directors of the Company ("the Board of Directors"), provided, however, that Hugo Biermann and Nicholas Toms each agrees to devote no less than 90%of his professional time,
attention, skills, benefits and best efforts to the performance of his duties hereunder and to the promotion of the business and interests of the Company, and HHB agrees to take responsibilities for the Company's operations in Europe.
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		(b) In addition, Hugo Biermann and Nicholas Toms shall
serve as members of the Board of Directors of the Company upon nomination by EW and election pursuant to the terms of that certain Shareholders Agreement dated as of the date hereof by and among the Company and certain of its shareholders, and the Management Fee provided for herein shall serve as full compensation for such services, in lieu of any separate or additional directors' fees.

3.      Compensation of EW
(a)	In exchange for the services rendered by HHB and
NT, during the term of this Agreement, the Company agrees to pay EW a management fee (the "Management
Fee"), in cash, in the amount of $600,000 per year, payable in approximately 24 equal bi-monthly installments.

	The Company shall reimburse each of HHB and NT for all reasonable and necessary out-of-pocket travel and other expenses incurred by either of them in rendering services required under the terms of this Agreement, promptly and in no event more than thirty (30) business days after submission, on a monthly basis, of a detailed statement of such expenses and reasonable documentation.

4.	Benefits
	During the term of this Agreement, HHB and NT shall be entitled to participate in all of the benefit plans available to senior executives of the Company including, but not limited to, medical, dental and life insurance, and disability and other benefits available to such senior executives from time to time.

5.  Term and Termination of Agreement.
        This Agreement shall be for an initial term of five years commencing on the date hereof, and shall be automatically renewed thereafter for successive one-year terms unless terminated by either party upon written notice to the other party given not less than thirty days prior to the end of either the initial term or any subsequent one-year renewal term, as the case may be.

6.  Liability.
         EW is not and never shall be liable to any creditor of the Company and the Company agrees to indemnify and hold EW harmless from and against any and all such claims of alleged creditors and against all costs, charges and expenses (including reasonable attorneys' fees and expenses) incurred or sustained by it or the other party in connection with any action, suit or proceeding to which it may be made a party by any alleged creditor. The Company also agrees to indemnify and hold EW harmless from and against any and all liabilities, losses or damages suffered, paid or incurred by EW arising out of, or in any way connected with, or as a result of, the execution and delivery of this Agreement, or the performance by HHB and NT of the Services hereunder, except for claims arising out of or related to the gross negligence or willful misconduct of EW, HHB or NT.
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7.  Assignment.

         This Agreement shall be binding upon and inure to the benefit of the parties' successors and permitted assigns. However, neither this Agreement nor any of the rights of the parties hereunder may be transferred or assigned by either party hereto without the express written consent of the other party. Any attempted transfer or assignment in violation of this Section 6 shall be void.

8.  Relationship of the Parties.

          Nothing contained in this Agreement is intended or is to be construed to constitute EW and the Company as partners or joint venturers or either party as an employee of the other party. Neither party hereto shall have any express or implied right or authority to assume or create any obligations on behalf of or in the name of the other party or to bind the other party to any contract, agreement or undertaking with any third party.

9.  Miscellaneous.

			(a)	Amendments and Waivers.  This Agreement may
be amended, modified, superseded, canceled, renewed or extended, and the terms and conditions hereof may be waived, only by a written instrument signed by the parties hereto or, in the case of waiver, by the party waiving compliance.

			(b) Notices. Any notice or other communication required or which may be given hereunder shall be in writing and shall be delivered personally, telecopied, or sent by certified, registered, or express mail, postage prepaid, to the parties at the following addresses or at such other addresses as shall be specified by the parties by like notice, and shall be deemed given when so delivered personally or telecopies, or if mailed, two days after the date of mailing, as follows:


(i)  if to the Company, to:

                            Vertex Industries, Inc.
                            23 Carol Street
                            Clifton, New Jersey 07014
                            Attention: Ronald C. Byer
                            Tel: 973-777-3500
                            Fax: 973-472-0814


(ii)   if to EW, to:
                           Edwardstone & Company, Incorporated
                           600 Madison Avenue
                           26th Floor
                           New York, NY 10022
                           Attention: Nicholas R. Toms, Esq.
                           Tel: 212-832-2700
                           Fax: 212-832-3151

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			(c)  Entire Agreement.  This Agreement contains
the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior contracts and other agreements.
                        (d)  Headings.  The headings in this Agreement are
for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

			(e) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.
                        (f) Governing Law; Consent to Jurisdiction. This Agreement shall be governed by, and construed and enforced in accordance with and subject to, the laws of the State of New
Jersey applicable to agreements made and to be performed entirely within such State. Each of the parties hereto consents and agrees to the jurisdiction of any State or Federal court sitting in the County of Morris, State of New Jersey, and waives any objection based on venue or forum non conveniens with respect to any action instituted therein, and agrees that any dispute concerning the conduct of any part in connection with this Agreement or otherwise shall be heard only in the courts described above.
                       (g)  Severability.  If any term, provision,
covenant or restriction of this Agreement, or any part thereof, is held by a court of competent jurisdiction or any foreign, federal, state, county or local government or any other governmental, regulatory or administrative agency or authority to be invalid, void, unenforceable or against public policy for any reason, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

		IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

                               VERTEX INDUSTRIES, INC.

                                 By:  s/Ronald C. Byer
                                  Name: Ronald C. Byer
                                   Title:    President

                         EDWARDSTONE & COMPANY, INCORPORATED

                               By: s/Nicholas R. Toms
                              Name:  Nicholas R. Toms
                                  Title:     Chairman

                   		Accepted and agreed to:

                                   s/Hugo H. Biermann
                                     Hugo H. Biermann

                                   s/Nicholas R. Toms
                                     Nicholas R. Toms